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                                                                     Exhibit 5.1

                 [Ballard Spahr Andrews & Ingersoll Letterhead]


                                October 7, 1997


Ambassador Apartments, Inc.
Suite 4040
77 West Wacker Drive
Chicago, Illinois  60601

      Re:  AMBASSADOR APARTMENTS, INC. REGISTRATION
           STATEMENT ON FORM S-8 (FILE NO. 333-20713) AND
           AMENDMENT NO. 1 THERETO - 719,000 SHARES OF COMMON
           STOCK, PAR VALUE - $.01 PER SHARE

Ladies and Gentlemen:

     In connection with the registration of 719,000 shares of Common Stock, par value $.01 per share (the "Stock") under the Securities Act of 1933, as amended (the "Act"), by Ambassador Apartments, Inc., a Maryland corporation (the "Corporation"), pursuant to Registration Statement on Form S-8 (File No. 333-20713) filed with the Securities and Exchange Commission (the "Commission") on or about January 29, 1997, and Amendment No. 1 thereto filed with the Commission on or about the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization, issuance and sale of the Stock and, for purposes of this Opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined the Charter of the Company (the "Charter"), represented by certified copies of the Articles of Incorporation filed with the State Department of Assessment and Taxation of Maryland (the "SDAT") on April 15, 1994, Articles of Amendment filed with SDAT on July 1, 1994, Articles of Amendment and Restatement filed with SDAT on August 16, 1994, Articles of Amendment filed with SDAT on May 29, 1996, and Articles Supplementary filed with SDAT on August 16, 1996, the Amended and Restated Bylaws of the Corporation and certain actions taken by the Corporation's Board of Directors and Stockholders, including relevant authorizations and approvals. We have also examined a copy of the 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments,



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Inc., Ambassador Apartments, L.P. and Subsidiaries, as amended to date, and the
1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and subsidiaries, as amended to date (collectively, the "Plans"). We have assumed that the options pursuant to which the stock is to be issued are, or at the time of issuance of the corresponding shares of Stock will be, validly issued and outstanding, and that such options have not been and will not be transferred or issued to the holder thereof in violation of the restrictions or limitations contained in the Charter. We have also examined such laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this Opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing the instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that each certificate submitted to us as true and accurate, both when given and as of the date hereof.

     Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Stock has been duly authorized and will, upon issuance and delivery in accordance with, and subject to, the terms and conditions of the Plans and as described in the Registration Statement, be validly issued, fully paid and non-assessable.

     We consent to your filing of this Opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters."

     We are qualified to practice law in the State of Maryland and do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

     The opinions expressed in this letter are solely for your use and may not be relied upon by any person without our prior written consent.

                                         Very truly yours,


                                         /s/ Ballard Spahr Andrews & Ingersoll